                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.



         FIRST: The name of the Corporation is Northeast Pennsylvania Financial Corp. (hereinafter sometimes referred to as the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:

                 A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is eighteen million (18,000,000) consisting of:

                          1. Two million (2,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                          2. Sixteen million (16,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

                 B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

                 C.       1.      Notwithstanding any other provision of this
                                  Certificate of Incorporation, in no event shall any record owner of any outstanding
                                  Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the
                                  "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person beneficially owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock beneficially owned by such person would be entitled to cast, (subject to the provisions of this Article
                                  FOURTH) multiplied by a fraction, the
                                  numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

                          2. The following definitions shall apply to this Section C of this Article FOURTH:

                                  a.       "Affiliate" shall have the meaning
                                           ascribed to it in Rule 12b-2 of the
                                           General Rules and Regulations under
                                           the Securities Exchange Act of 1934,
                                           as amended, as in effect on the date
                                           of filing of this Certificate of
                                           Incorporation.

                                  b.       "Beneficial ownership" shall be
                                           determined pursuant to Rule 13d-3 of
                                           the General Rules and Regulations
                                           under the Securities Exchange Act of
                                           1934, as amended, (or any successor
                                           rule or statutory provision), or, if
                                           said Rule 13d-3 shall be rescinded
                                           and there shall be no successor rule
                                           or provision thereto, pursuant to
                                           said Rule 13d-3 as in effect on the
                                           date of filing of this Certificate
                                           of Incorporation; provided, however,
                                           that a person shall, in any event,
                                           also be deemed the "beneficial
                                           owner" of any Common Stock:

                                           (1)    which such person or any of
                                                  its affiliates beneficially
                                                  owns, directly or indirectly;
                                                  or

                                           (2)    which such person or any of
                                                  its affiliates has:  (i) the
                                                  right to acquire (whether
                                                  such right is exercisable
                                                  immediately or only after the
                                                  passage of time), pursuant to
                                                  any agreement, arrangement or
                                                  understanding (but shall not
                                                  be deemed to be the
                                                  beneficial owner of any
                                                  voting shares solely by
                                                  reason
                                                  of an agreement, contract, or
                                                  other arrangement with this
                                                  Corporation to effect any
                                                  transaction which is
                                                  described in any one or more
                                                  of clauses 1 through 5 of
                                                  Section A of Article EIGHTH
                                                  of this Certificate of
                                                  Incorporation ("Article
                                                  EIGHTH")), or upon the
                                                  exercise of conversion
                                                  rights, exchange rights,
                                                  warrants, or options or
                                                  otherwise, or (ii) sole or
                                                  shared voting or investment
                                                  power with respect thereto
                                                  pursuant to any agreement,
                                                  arrangement, understanding,
                                                  relationship or otherwise
                                                  (but shall not be deemed to
                                                  be the beneficial owner of
                                                  any voting shares solely by
                                                  reason of a revocable proxy
                                                  granted for a particular
                                                  meeting of stockholders,
                                                  pursuant to a public
                                                  solicitation of proxies for
                                                  such meeting, with respect to
                                                  shares of which neither such
                                                  person nor any such Affiliate
                                                  is otherwise deemed the
                                                  beneficial owner); or

                                           (3)    which are beneficially owned,
                                                  directly or indirectly, by
                                                  any other person with which
                                                  such first mentioned person
                                                  or any of its Affiliates acts
                                                  as a partnership, limited
                                                  partnership, syndicate or
                                                  other group pursuant to any
                                                  agreement, arrangement or
                                                  understanding for the purpose
                                                  of acquiring, holding, voting
                                                  or disposing of any shares of
                                                  capital stock of this
                                                  Corporation; and provided
                                                  further, however, that:  (1)
                                                  no Director or Officer of
                                                  this Corporation (or any
                                                  Affiliate of any such
                                                  Director or Officer) shall,
                                                  solely by reason of any or
                                                  all of such Directors or
                                                  Officers acting in their
                                                  capacities as such, be
                                                  deemed, for any purposes
                                                  hereof, to beneficially own
                                                  any Common Stock beneficially
                                                  owned by any other such
                                                  Director or Officer (or any
                                                  Affiliate thereof); and (2)
                                                  neither any employee stock
                                                  ownership or similar plan of
                                                  this Corporation or any
                                                  subsidiary of this
                                                  Corporation, nor any trustee
                                                  with respect thereto or any
                                                  Affiliate of such trustee
                                                  (solely by reason of such
                                                  capacity of such trustee),
                                                  shall be deemed, for any
                                                  purposes hereof, to
                                                  beneficially own any Common
                                                  Stock held under any such
                                                  plan.  For purposes only of
                                                  computing the percentage of
                                                  beneficial ownership of
                                                  Common Stock of a person, the
                                                  outstanding Common Stock
                                                  shall include shares deemed
                                                  owned by such person through
                                                  application of this
                                                  subsection but shall not
                                                  include any other Common
                                                  Stock which may be issuable
                                                  by this Corporation pursuant
                                                  to any agreement, or upon
                                                  exercise of conversion
                                                  rights, warrants or options,
                                                  or otherwise.  For all other
                                                  purposes, the outstanding
                                                  Common Stock shall include
                                                  only Common Stock then
                                                  outstanding and shall not
                                                  include any Common Stock
                                                  which may be issuable by this
                                                  Corporation pursuant to any
                                                  agreement, or upon the
                                                  exercise of conversion
                                                  rights, warrants or options,
                                                  or otherwise.

                                  c.       The "Limit" shall mean 10% of the
                                           then-outstanding shares of Common
                                           Stock.

                                  d.       A "person" shall include an
                                           individual, a firm, a group acting
                                           in concert, a corporation, a
                                           partnership, an association, a joint
                                           venture, a pool, a joint stock
                                           company, a trust, an unincorporated
                                           organization or similar company, a
                                           syndicate or any other group formed
                                           for the purpose of acquiring,
                                           holding or disposing of securities
                                           or any other entity.

                          3. The Board of Directors shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (i) the number of shares of Common Stock beneficially owned by any person; (ii) whether a person is an affiliate of another; (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership; (iv) the application of any other definition or operative provision of the section to the given facts; or (v) any other matter relating to the applicability or effect of this section.

                          4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to:
                                  (i) the record owner(s) of all shares
                                  beneficially owned by such person who is reasonably believed to own shares in excess of the Limit; and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

                          5. Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                          6.      Any constructions, applications, or
                                  determinations made by the Board of Directors pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

                          7. In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

                 A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                 B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                 C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                 D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or as otherwise provided in the Bylaws. The term "Whole Board" shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

         SIXTH:

                 A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.


                 B. Subject to the rights of holders of any series of Preferred Stock outstanding, the newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires.
         No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                 C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                 D. Subject to the rights of holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation ("Article FOURTH")), voting together as a single class.

         SEVENTH:          The Board of Directors is expressly empowered to
adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

         EIGHTH:

                 A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this Article EIGHTH:

                          1.      any merger or consolidation of the
                                  Corporation or any Subsidiary (as hereinafter defined) with: (i) any Interested Stockholder (as hereinafter defined); or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                          2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

                          3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

                          4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                          5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the "Voting Stock") (after giving effect to the provisions of Article FOURTH), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation in any agreement with any national securities exchange or otherwise.

         The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

         B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote after giving effect to the provisions of Article FOURTH, or such vote (if any), as is required by law or by this Certificate of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

                          1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                          2. All of the following conditions shall have been met:

                                  a. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

                                           (1)    (if applicable) the Highest
                                                  Per Share Price (as
                                                  hereinafter defined),
                                                  including any brokerage
                                                  commissions, transfer taxes
                                                  and soliciting dealers' fees,
                                                  paid by the Interested
                                                  Stockholder or any of its
                                                  Affiliates for any shares of
                                                  Common Stock acquired by it:
                                                  (i) within the two-year period
                                                  immediately prior to the
                                                  first public announcement of
                                                  the proposal of the Business
                                                  Combination (the
                                                  "Announcement Date"); or (ii)
                                                  in the transaction in which
                                                  it became an Interested
                                                  Stockholder, whichever is
                                                  higher; or

                                           (2)    the Fair Market Value per
                                                  share of Common Stock on the
                                                  Announcement Date or on the
                                                  date on which the Interested
                                                  Stockholder became an
                                                  Interested Stockholder (such
                                                  latter date is referred to in
                                                  this Article EIGHTH as the
                                                  "Determination Date"),
                                                  whichever is higher.

                                  b. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                           (1)    (if applicable) the Highest
                                                  Per Share Price (as
                                                  hereinafter defined),
                                                  including any brokerage
                                                  commissions, transfer taxes
                                                  and soliciting dealers' fees,
                                                  paid by the Interested
                                                  Stockholder for any shares of
                                                  such class of Voting Stock
                                                  acquired by it:  (i) within
                                                  the two-year period
                                                  immediately prior to the
                                                  Announcement Date; or (ii) in
                                                  the transaction in which it
                                                  became an Interested
                                                  Stockholder, whichever is
                                                  higher; or

                                           (2)    (if applicable) the highest
                                                  preferential amount per share
                                                  to which the holders of
                                                  shares of such class of
                                                  Voting Stock are entitled in
                                                  the event of any voluntary or
                                                  involuntary liquidation,
                                                  dissolution or winding up of
                                                  the Corporation; or

                                           (3)    the Fair Market Value per
                                                  share of such class of Voting
                                                  Stock on the Announcement Date
                                                  or on the Determination Date,
                                                  whichever is higher.

                                  c.       The consideration to be received by
                                           holders of a particular class of
                                           outstanding Voting Stock (including
                                           Common Stock) shall be in cash or in
                                           the same form as the Interested
                                           Stockholder has previously paid for
                                           shares of such class of Voting
                                           Stock.  If the Interested
                                           Stockholder has paid for shares of
                                           any class of Voting Stock with
                                           varying forms of consideration, the
                                           form of consideration to be received
                                           per share by holders of shares of
                                           such class of Voting Stock shall be
                                           either cash or the form used to
                                           acquire the largest number of shares
                                           of such class of Voting Stock
                                           previously acquired by the
                                           Interested Stockholder.  The price
                                           determined in accordance with
                                           subparagraph B.2 of this Article
                                           EIGHTH shall be subject to
                                           appropriate adjustment in the event
                                           of any stock dividend, stock split,
                                           combination of shares or similar
                                           event.

                                  d.       After such Interested Stockholder
                                           has become an Interested Stockholder
                                           and prior to the consummation of
                                           such Business Combination:  (1)
                                           except as approved by a majority of
                                           the Disinterested Directors (as
                                           hereinafter defined), there shall
                                           have been no failure to declare and
                                           pay at the regular date therefor any
                                           full quarterly dividends (whether or
                                           not cumulative) on any outstanding
                                           stock having preference over
                                           the Common Stock as to dividends or
                                           liquidation; (2) there shall have
                                           been:  (i) no reduction in the
                                           annual rate of dividends paid on the
                                           Common Stock (except as necessary to
                                           reflect any subdivision of the
                                           Common Stock), except as approved by
                                           a majority of the Disinterested
                                           Directors; and (ii) an increase in
                                           such annual rate of dividends as
                                           necessary to reflect any
                                           reclassification (including any
                                           reverse stock split),
                                           recapitalization, reorganization or
                                           any similar transaction which has
                                           the effect of reducing the number of
                                           outstanding shares of the Common
                                           Stock, unless the failure to so
                                           increase such annual rate is
                                           approved by a majority of the
                                           Disinterested Directors, and (3)
                                           neither such Interested Stockholder
                                           or any of its Affiliates shall have
                                           become the beneficial owner of any
                                           additional shares of Voting Stock
                                           except as part of the transaction
                                           which results in such Interested
                                           Stockholder becoming an Interested
                                           Stockholder.

                                  e.       After such Interested Stockholder
                                           has become an Interested
                                           Stockholder, such Interested
                                           Stockholder shall not have received
                                           the benefit, directly or indirectly
                                           (except proportionately as a
                                           stockholder), of any loans,
                                           advances, guarantees, pledges or
                                           other financial assistance or any
                                           tax credits or other tax advantages
                                           provided, directly or indirectly, by
                                           the Corporation, whether in
                                           anticipation of or in connection
                                           with such Business Combination or
                                           otherwise.

                                  f.       A proxy or information statement
                                           describing the proposed Business
                                           Combination and complying with the
                                           requirements of the Securities
                                           Exchange Act of 1934, as amended,
                                           and the rules and regulations
                                           thereunder (or any subsequent
                                           provisions replacing such Act, and
                                           the rules or regulations thereunder)
                                           shall be mailed to stockholders of
                                           the Corporation at least 30 days
                                           prior to the consummation of such
                                           Business Combination (whether or not
                                           such proxy or information statement
                                           is required to be mailed pursuant to
                                           such Act or subsequent provisions).

                 C.       For the purposes of this Article EIGHTH:

                          1. A "Person" shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

                          2. "Interested Stockholder" shall mean any person (other than the Corporation or any Holding Company or Subsidiary thereof) who or which:

                                  a. is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                                  b.       is an Affiliate of the Corporation
                                           and at any time within the two-year
                                           period immediately prior to the date
                                           in question was the beneficial
                                           owner, directly or indirectly, of
                                           10% or more of the voting power of
                                           the then outstanding Voting Stock;
                                           or

                                  c.       is an assignee of or has otherwise
                                           succeeded to any shares of Voting
                                           Stock which were at any time within
                                           the two-year period immediately
                                           prior to the date in question
                                           beneficially owned by any Interested
                                           Stockholder, if such assignment or
                                           succession shall have occurred in
                                           the course of a transaction or
                                           series of transactions not involving
                                           a public offering within the meaning
                                           of the Securities Act of 1933, as
                                           amended.

                          3.      For purposes of this Article EIGHTH,
                                  "beneficial ownership" shall be determined in the manner provided in Section C of Article FOURTH hereof.

                          4. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

                          5. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                          6. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested

                                  Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

                          7.      "Fair Market Value" means:

                                  a.       in the case of stock, the highest
                                           closing sales price of the stock
                                           during the 30-day period immediately
                                           preceding the date in question of a
                                           share of such stock on the National
                                           Association of Securities Dealers
                                           Automated Quotation System or any
                                           system then in use, or, if such
                                           stock is admitted to trading on a
                                           principal United States securities
                                           exchange registered under the
                                           Securities Exchange Act of 1934, as
                                           amended, Fair Market Value shall be
                                           the highest sale price reported
                                           during the 30-day period preceding
                                           the date in question, or, if no such
                                           quotations are available, the Fair
                                           Market Value on the date in question
                                           of a share of such stock as
                                           determined by the Board of Directors
                                           in good faith, in each case with
                                           respect to any class of stock,
                                           appropriately adjusted for any
                                           dividend or distribution in shares
                                           of such stock or any stock split or
                                           reclassification of outstanding
                                           shares of such stock into a greater
                                           number of shares of such stock or
                                           any combination or reclassification
                                           of outstanding shares of such stock
                                           into a smaller number of shares of
                                           such stock; and

                                  b.       in the case of property other than
                                           cash or stock, the Fair Market Value
                                           of such property on the date in
                                           question as determined by the Board
                                           of Directors in good faith.

                          8. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                          9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Subparagraphs (a) and
                                  (b) of Paragraph 2 of Section B of this

                                  Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                 D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the Common Stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

                 E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                 F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

         NINTH: The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article EIGHTH hereof) to: (A) make a tender or exchange offer for any equity security of the Corporation; (B) merge or consolidate the Corporation with another corporation or entity; or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, those factors that Directors of any subsidiary of the Corporation may consider in evaluating any action that may result in a change or potential change in the control of the subsidiary, and the social and economic effect of acceptance of such offer: on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in Article EIGHTH hereof); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objective as a savings and loan holding company under applicable laws and regulations; and on the ability of its subsidiary savings bank to fulfill the objectives of a stock form savings bank under applicable statutes and regulations.

         TENTH:

                 A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                 B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                 C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

                 D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

                 E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                 F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

         ELEVENTH:         A Director of this Corporation shall not be
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         TWELFTH:          The Corporation reserves the right to amend or
repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Section C of Article FOURTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH.

         THIRTEENTH:       The name and mailing address of the sole
incorporator are as follows:

                  Name                                     Mailing Address
                  ----                              --------------------------------

         Siobain Perkins                           Morris, Nichols, Arsht & Tunnell
                                                   1201 North Market Street
                                                   P.O. Box 1347
                                                   Wilmington, Delaware 19899-1347

         I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and do certify that the facts herein stated are true, and accordingly, have hereto set my hand this ___ day of __________, 1997.



                                         ----------------------------------
                                         Siobain Perkins
                                         Incorporator